UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014 (September 9, 2014)

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
A Special General Meeting of Shareholders of Tyco International Ltd. (the “Company”) was held on September 9, 2014 in Zürich, Switzerland to consider certain matters related to the merger agreement, dated May 30, 2014, between the Company and Tyco International plc (“Tyco Ireland”), pursuant to which the Company will merge with and into Tyco Ireland (the “Merger”), thereby changing the jurisdiction of organization of the Company from Switzerland to Ireland. As a result of the Merger, each shareholder of the Company will receive one share of Tyco Ireland for each share of the Company held immediately prior to the effectiveness of the Merger. The Merger is expected to become effective in November 2014.
As of July 25, 2014, the record date for determination of shareholders with voting rights entitled to vote at the meeting, there were 442,473,943 of the Company’s registered shares outstanding and entitled to vote. At the meeting, the holders of 359,687,719 registered shares of the Company’s common stock were represented in person or by proxy, constituting a quorum. At the meeting, shareholders voted on the following proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement/prospectus dated August 1, 2014. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 - Approval of the Merger Agreement

Proposal No. 1 was a management proposal to approve the Merger Agreement. This proposal was approved by the requisite vote.

For	Against	Abstain
354,982,191	2,975,137	1,730,391

Proposal No. 2 - Proposal to Create Distributable Reserves of Tyco Ireland

Proposal No. 2 was a management proposal to reduce the share premium account of Tyco Ireland following the effectiveness of the Merger to allow for the creation of distributable reserves of Tyco Ireland. This proposal was approved by the requisite vote. As a result, Tyco Ireland will seek the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following the completion of the Merger.

For	Against	Abstain
345,638,519	3,195,036	10,854,164

Item 8.01	Other Events.
On September 10, 2014, the Company issued the attached press release. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Tyco International Ltd. Press Release dated September 11, 2014.

FORWARD-LOOKING STATEMENTS
This filing contains a forward-looking statements regarding the Merger and related matters. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate”, “estimate”, “believe”, “commit”, “confident”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “positioned”, “should”, “will”, “expect”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements in this filing include the anticipated effective date and the impact of the Merger on the Company. The forward-looking statements in this filing are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact the Company or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. The Company is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in the Company Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in the proxy statement/prospectus, dated August 1, 2014, regarding the Special General Meeting.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: September 11, 2014

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